Exhibit 99.1

[GRAPHIC APPEARS HERE]

NEWS RELEASE

For more information:	Media: John Coulbourn 978/897-0100 x3098 john.coulbourn@schange.com	Investor Relations: Martha Schaefer 978/897-0100 x3030 martha.schaefer@schange.com

SeaChange International Reports Fiscal 2007 First Quarter Results

VOD Systems Revenue Rebounds Driving Strong Outlook for Fiscal 2007

ACTON, Mass. (June 1, 2006) – SeaChange International, Inc. (Nasdaq: SEAC), a leader in digital video systems, today reported financial results for the first quarter of fiscal 2007 ended April 30, 2006.

Revenues for the quarter were $33.2 million, a 5.5% increase from revenues of $31.5 million for the same quarter a year ago. The net loss for the first quarter was $4.4 million, or $0.15 per share, compared with a net loss of $0.6 million, or $0.02 per share, for the first period last year. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) in the first quarter of fiscal 2007 was a loss of $1.9 million as compared with a loss of $0.4 million in the first quarter of fiscal 2006.(1)

The Company ended the April 30, 2006 quarter with cash, cash equivalents and short- and long-term investments of $52.1 million and no long-term debt, compared to $60.9 million on January 31, 2006. Included in the Company’s use of cash during the quarter was an $8.0 million payment in April 2006 related to the conclusion of the nCube patent litigation.

Total revenues in the first quarter of fiscal 2007 from the Company’s Broadband segment, which includes Video on Demand (VOD) and Advertising Insertion hardware and software was $16.3 million, which was $2.0 million higher than comparable revenue in the fourth quarter of fiscal 2006. Sequential revenue growth in the Broadband segment in the first quarter was driven by a 71 percent increase in VOD systems revenue to $10.8 million from $6.3 million in the fourth quarter of last year, as the Company saw a significant rise in VOD order activity and revenue from North American cable providers. Partially offsetting this increase was a $2.0 million sequential quarterly reduction in Advertising Insertion revenue resulting from delays in receiving customer acceptance for previously shipped product as well as a lower level of customer orders. Both the Broadcast and Services segments showed $1.0 million sequential revenue declines in the first quarter of fiscal 2007.

“Our VOD systems revenues in the first quarter nearly doubled from the fourth quarter of last year, and have reached their highest level since the second quarter of fiscal 2006,” said Bill Styslinger, president and CEO of SeaChange International. “We expect to see VOD revenues continue to grow significantly in the second quarter, and we believe that SeaChange will have a strong second quarter with a return to positive EBITDA.”

Styslinger continued, “We’ve seen a definite uptick in our North American VOD business evidenced by an increase in our VOD order rate. In fact, shipments and unfilled orders this quarter have already exceeded total VOD system revenue recorded in the fourth quarter of fiscal 2006.”

“We are negotiating several, multi-year software, hardware and service purchase agreements that we believe we will be able to finalize over the remainder of this year,” Styslinger added. “We have also closed a number of significant new international accounts in the first quarter. With our account growth outside of North America, as well as our success in cross-selling content services, middleware, network products and other products and services, we are beginning to see the benefit of our investments in diversifying from an historically North American VOD systems driven revenue base.”

Styslinger concluded, “The strength of our VOD business and an anticipated pick-up in Broadcast product revenues supports our belief that the Company will see significant revenue growth this quarter that will continue for the remainder of the year. We expect the first half of this year will be better than the second half of last year, and the second half of this year will be better still.”

The Company will discuss its financial results and business outlook in more detail today during its webcast conference call at 5:00 p.m. EDT, which will be available live and archived at www.schange.com.

About SeaChange

SeaChange International, Inc. is a world leader in digital video systems, spanning broadcast and broadband. Its powerful server and software systems enable television operators to provide new On Demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy-winning MediaCluster® technology, thousands of SeaChange systems are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. SeaChange is headquartered in Acton, Massachusetts and has product development, support and sales offices throughout the world. Visit www.schange.com.

(1) EBITDA is a non-GAAP number that the Company defines as operating income excluding depreciation, amortization and stock-based compensation. A reconciliation of EBITDA to net income for these periods is contained in the financial schedules that accompany this release. EBITDA is an important measurement used by management to measure the cash generated from or used for operations, excluding the operating cash requirements of interest and income taxes. The Company believes that inclusion of this non-GAAP measure enhances investors’ overall understanding of the Company’s current financial performance. EBITDA should be considered, in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected future performance, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the ability of the Company to integrate businesses acquired by the Company, including The On Demand Group Limited; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the performance of companies in which the Company has made equity investments, including Casa Systems; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 17, 2006. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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* MediaCluster, Axiom, and SeaChange are registered trademarks of SeaChange International, Inc.

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended
	April 30,	April 30,
	2006	2005
Revenues	$33,241	$31,512
Cost of revenues	17,860	18,004

Gross profit	15,381	13,508

Operating expenses:
Research and development	10,207	7,880
Selling and marketing	5,217	5,006
General and administrative	4,624	2,613
Amortization of intangibles	1,410	59

	21,458	15,558

Loss from operations	(6,077)	(2,050)
Interest income, net	384	561

Loss before income taxes and equity income in earnings of affiliates	(5,693)	(1,489)
Income tax benefit	(1,188)	(581)
Equity income in earnings of affiliates	150	330

Net loss	$(4,355)	$(578)

Basic loss per share	$(0.15)	$(0.02)

Diluted loss per share	$(0.15)	$(0.02)

Weighted average common shares outstanding-
Basic	28,468	28,179

Diluted	28,468	28,179

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2006	January 31, 2006
Assets
Current assets:
Cash and cash equivalents	$24,169	$21,594
Marketable securities	8,672	14,596
Accounts receivable, net	30,291	34,472
Inventories	21,286	19,299
Prepaid expenses and other current assets	6,740	7,875

Total current assets	91,158	97,836
Property and equipment, net	30,173	27,191
Marketable securities	19,230	24,689
Investments in affiliates	12,945	12,812
Intangibles, net	17,333	18,904
Goodwill	20,395	20,379
Other assets	5,297	5,363

	$196,531	$207,174

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$21,413	$26,410
Customer deposits	2,441	2,170
Deferred revenue	19,164	20,045
Income taxes payable	1,144	2,843
Deferred tax liability – short term	496	556

Total current liabilities	44,658	52,024

Deferred tax liability – long-term	1,273	1,353

Common stock and other equity	177,554	176,523
Accumulated deficit	(26,619)	(22,264)
Accumulated other comprehensive loss	(335)	(462)

Total stockholders’ equity	150,600	153,797

	$196,531	$207,174

SeaChange International, Inc.

Reconciliation between Condensed Consolidated Statements of Operations and Earnings before Interest, Taxes, Depreciation and Amortization

(EBITDA)

(In thousands)

	Three months ended
	April 30, 2006	April 30, 2005
Net loss	$(4,355)	$(578)

Income tax benefit	(1,188)	(581)
Interest (income) expense, net	(384)	(561)
Equity (income) loss in the earnings of affiliates	(150)	(330)
Stock compensation expense	848	—
Depreciation and amortization	3,297	1,659

EBITDA	$(1,932)	$(391)